UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2014

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Asset Purchase Agreement with Quicksilver, Inc.

On January 10, 2014, Cherokee Inc. (“Cherokee”) and its newly formed, wholly owned subsidiary, Hawk 900 Brands LLC (the “Buyer” and together with Cherokee, the “Buyer Parties”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Quicksilver, Inc. (“QS”) and Hawk Designs, Inc., a subsidiary of QS (the “Seller” and together with QS, the “Seller Parties”).  Pursuant to the Asset Purchase Agreement, the Buyer Parties acquired various assets related to the “Hawk” and “Tony Hawk” signature apparel brands and related trademarks, including rights to license such brands and related trademarks to third parties for use in manufacturing and distributing apparel, hats, accessories and other goods (the “Assets” and such transaction, the “Acquisition”). The Acquisition closed on January 10, 2014.   As consideration for the Acquisition, Cherokee agreed to pay a cash purchase price equal to $19,000,000, which was paid by Cherokee at the closing.

The Asset Purchase Agreement contains various covenants, indemnities and representations and warranties that are customary for transactions of this type.  In addition, as part of the Acquisition, (i) Cherokee has offered to employ certain non-executive level employees of QS, which include designers for the Hawk apparel line and sales and support personnel, (ii) the Buyer Parties and the Seller have entered into a premises agreement relating to the post-Closing use of certain premises and related assets of the Seller, and (iii) Cherokee has agreed to assume the Seller’s obligations under various agreements, including an amended retail license agreement with a wholly owned subsidiary of Kohl’s Department Stores, Inc. (“Kohl’s”).  Additional information regarding the Amended Kohl’s Agreement is set forth below.

The foregoing summary description of the Asset Purchase Agreement and the Acquisition does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by this reference.

Assumption of Amended Retail License Agreement with Kohl’s Department Stores, Inc.

In connection with the January 10, 2014 Acquisition, Cherokee and Kohl’s entered into an Amended Kohl’s Agreement, (the “Amended Kohl’s Agreement”) which amended certain terms of the retail license agreement between Kohl’s and the Seller with respect to the Assets.  The Amended Kohl’s Agreement became effective concurrently with the closing of the Acquisition on January 10, 2014.

Pursuant to the Amended Kohl’s Agreement: (i) Kohl’s is granted the exclusive right to sell Tony Hawk and Hawk-branded signature apparel and certain related products (“Licensed Products”) in the United States only at retail and only through Kohl’s branded stores, or on the Internet through Kohl’s branded ecommerce website; (ii) Kohl’s is granted the non-exclusive right to sell Licensed Products on the Internet on a worldwide basis, except for Canada, through any ecommerce website owned or operated by Kohl’s and provided that Cherokee retains the right to enter into exclusive licenses with other licensees for Hawk-branded products in any territory outside of the United States, which shall cause any such territories to be excluded from the Amended Kohl’s Agreement; (iii) Kohl’s agreed to pay Cherokee royalties for its sales of Licensed Products equal to certain percentages of Kohl’s net sales of such products in any annual period, with the applicable royalty rate determined based on certain net sales thresholds and subject to minimum annual royalties of $4,800,000, payable quarterly in each contract year for a total minimum guaranteed royalty of $19,200,000.; (iv) the initial term applicable to the Amended Kohl’s Agreement has been extended for four years through January 27, 2018 (the “Initial Term”); and (v) Kohl’s may elect to extend the Initial Term for up to three additional four year terms in the event that Kohl’s is not in default of the agreement and provided that it notifies Cherokee of its election to extend the term of the agreement at least 12 months prior to its expiration.

The foregoing description of the Amended Kohl’s Agreement does not purport to be complete. A copy of the Amended Kohl’s Agreement will be filed with Cherokee’s annual report on Form 10-K for the fiscal year ending February 1, 2014. Portions of the Amended Kohl’s Agreement may be subject to a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Any omitted material will be included in the request for confidential treatment.

Amendment to Credit Agreement with JP Morgan Chase; New Term Loan

Also in connection with the Acquisition, effective January 10, 2014, Cherokee and JP Morgan Chase Bank N.A. (the “Bank”) entered into amendments to each of (i) the Credit Agreement entered into between Cherokee and the Bank as of September 4, 2012 and previously amended effective January 31, 2013 (such current amendment, the “Credit Agreement Amendment” and such credit agreement, as amended, the “Credit Agreement”), (ii) the existing Term Note, which was originally issued by Cherokee in favor of the Bank as of September 4, 2012 and previously amended by the parties effective January 31, 2013 (as amended, the “2013 Term Note”) and (iii) the Line of Credit Note, which was issued by Cherokee in favor of the Bank as of September 4, 2012 (as amended, the “Revolver”).  In addition, pursuant to the Amended Credit Agreement, the Bank issued to Cherokee a new term note (the “2014 Term Note” and, together with the foregoing amendments, the “Loan Agreement Amendments”) in the principal sum equal to the purchase price in the Acquisition, or $19,000,000.  The principal outstanding under the 2014 Term Note is to be repaid on a quarterly basis, commencing on February 28, 2014 and continuing thereafter through November 30, 2018 in equal principal installments of $950,000.00, except that that the initial payment equals $633,333.33 and the final payment equals $316,666.67.  The 2014 Term Note bears interest equal to either: (i) an adjusted annual LIBOR rate reset monthly, bi-monthly or quarterly, plus 2.75% or 3.00% depending on the applicable senior funded debt ratio or (ii) the Bank’s annual prime rate or such annual prime rate plus 0.25% depending on the applicable senior funded debt ratio, with a floor equal to the 1 month LIBOR Rate plus 2.5%.

Pursuant to the Credit Agreement Amendment, the definition of “senior funded debt ratio” was amended to require that Cherokee not exceed a ratio equal to (i) 2.50 to 1.00 until the fiscal quarter ending October 31, 2014, (ii) 2.25 to 1.00 from the fiscal quarter ending January 31, 2015 until the fiscal quarter ending January 31, 2016, and (iii) 2.00 to 1.00 thereafter.  Prior to the effectiveness of the Credit Agreement Amendment, such limitation on Cherokee’s senior funded debt ratio was fixed at 2.00 to 1.00 for all periods.  In addition, pursuant to the Loan Agreement Amendments, the interest rate that applies to the 2013 Term Note and to the Revolver was amended to equal either: (i) an adjusted annual LIBOR rate reset monthly, bi-monthly or quarterly, plus 2.25% or 2.5% depending on the applicable senior funded debt ratio or (ii) the Bank’s annual prime rate or such annual prime rate plus 0.25% depending on the applicable senior funded debt ratio, with a floor equal to the 1 month LIBOR Rate plus 2.5%.

Following the issuance of the 2014 Term Note, Cherokee’s total borrowings under the Credit Agreement (collectively, the “Loan”) is evidenced by (i) the 2013 Term Note, which was issued in the principal amount of $16,600,000 and of which approximately $13,000,000 is outstanding as of the execution of the Loan Agreement Amendments, (ii) the Revolver, which provides Cherokee with a revolving line of credit in the principal amount of $2,000,000, none of which is outstanding as of the execution of the Loan Agreement Amendments and (iii) the 2014 Term Loan, which was issued in the principal amount of $19,000,000 following the execution of the Loan Agreement Amendments. Cherokee paid an upfront fee equal to $95,000 in connection with the issuance of the 2014 Term Loan.

Consistent with the existing terms of the Credit Agreement, the Loan is secured by continuing security agreements, trademark security agreements and continuing guarantees executed by Cherokee and its subsidiaries, as applicable. In addition, the Credit Agreement includes various restrictions and covenants regarding the operation of Cherokee’s business, including covenants that require Cherokee to obtain the Bank’s consent in certain circumstances before Cherokee can: (i) incur additional indebtedness, (ii) make acquisitions, mergers or consolidations in excess of $5,000,000 on an aggregate basis following the Acquisition, (iii) issue any equity securities other than pursuant to Cherokee’s employee equity incentive plans or programs and (iv) repurchase or redeem any outstanding shares of common stock or pay dividends or other distributions, other than stock dividends, to Cherokee’s stockholders.  The Credit Agreement also imposes financial covenants, including: (i) a minimum “fixed charge coverage ratio” of at least 1.2 to 1.0 and (ii) a limitation of Cherokee’s “senior funded debt ratio” as described above. Further, Cherokee has granted a security interest in favor of the Bank in all of Cherokee’s assets (including trademarks) as collateral for the Loan. In the event of a default under the Credit Agreement, the Bank has the right to terminate its obligations under the Credit Agreement, accelerate the payment on any unpaid balance of the Credit Agreement and exercise its other rights including foreclosing on Cherokee’s assets under the security agreements.

The foregoing summary description of the Loan Agreement Amendments does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Loan Agreement Amendments, copies of which are attached hereto as Exhibits 10.1 through 10.4 and are incorporated herein by this reference.

Item 2.01              Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure regarding the Asset Purchase Agreement and the closing of the Acquisition set forth under Item 1.01 above.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure regarding the Loan Agreement Amendments set forth under Item 1.01 above.

Item 8.01              Other Events.

On January 13, 2014, Cherokee issued a press release announcing the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01      Financial Statements and Exhibits.

(a)           Financial statements of business acquired.  The financial statements required by this Item, with respect to the Acquisition described in Item 2.01 herein, are not being filed herewith but will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b)           Pro forma financial information.  The pro forma financial information required by this Item, with respect to the Acquisition described in Item 2.01 herein, is not being furnished herewith but will be furnished by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)           Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, by and among Cherokee Inc., Hawk 900 Brands LLC, Hawk Designs, Inc. and Quicksilver, Inc., dated as of January 10, 2014*(1)
10.1	Second Amendment to Credit Agreement, by and between Cherokee Inc. and JPMorgan Chase Bank, N.A., dated as of January 10, 2014*
10.2	Second Amendment to Term Note, by and between Cherokee Inc. and JPMorgan Chase Bank, N.A., dated as of January 10, 2014*
10.3	First Amendment to Line of Credit Note, by and between Cherokee Inc. and JPMorgan Chase Bank, N.A., dated as of January 10, 2014*
10.4	Term Note B-1, executed by Cherokee Inc. in favor of JPMorgan Chase Bank, N.A., dated as of January 10, 2014*
99.1	Press Release of Cherokee Inc., dated January 13, 2014*

*Filed herewith.

(1) Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Cherokee agrees to furnish a supplemental copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

January 16, 2014	By:	/s/ Jason Boling
Jason Boling
Chief Financial Officer